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                                                            Hollywood Park, Inc.
                                   Quarterly Report on Form 10-Q, March 31, 1998
                                                                   Exhibit 10.46



                     FIRST AMENDMENT TO LICENSE AGREEMENT
                                      FOR
                     RADISSON CRYSTAL PARK HOTEL & CASINO
                              COMPTON, CALIFORNIA



  This First Amendment to License Agreement for Radisson Crystal Park Hotel & Casino ("Amendment") is made as of this 28th day of February, 1998, between RADISSON HOTELS INTERNATIONAL, INC., (the "Licensor") and CRYSTAL PARK HOTEL & CASINO DEVELOPMENT COMPANY, LLC (the "Licensee"), in order to amend the License Agreement dated as of June 27, 1996 (the "License Agreement") between Licensor and Licensee's predecessor in interest, HP/Compton, Inc. related to the property situated at 111 E. Artesia Boulevard, Crystal City, California 90220 and operated as the Radisson Crystal Park Hotel & Casino ("Hotel").

  WHEREAS, the original licensee under the License Agreement, HP/Compton, Inc. transferred all of its interest therein to Licensee pursuant to Paragraph 6 of the Addendum to License Agreement, and Licensor recognizes Crystal Park Hotel & Casino Development Company, LLC as the Licensee under the License Agreement; and

  WHEREAS, the management company designated by Licensee in the License Agreement ceased all operations of the Hotel in October of 1997 without authority and in breach of the License Agreement and in response to Licensor's default notice, Licensor and Licensee negotiated a suspension of the license while Licensee obtained a qualified replacement management company; and

  WHEREAS, the Hotel reopened on December 26, 1997 under the control of the new management company selected by Licensee and consented to by Licensor; and

  WHEREAS, Licensor and Licensee want to amend the License Agreement in accordance with their mutual understanding of the terms negotiated between the parties with respect to the foregoing circumstances;

  NOW THEREFORE, for good and valuable consideration, Licensor and Licensee agree as follows:

  1. Licensor hereby approves California Casino Management, Inc., as management company for the Hotel.

  2. Wherever, in the License Agreement, reference is made to the former management company, "Compton Entertainment, Inc.", or "CEI", all such references shall be deemed deleted and replaced with "California Casino Management, Inc.".

  3. As an accommodation to Licensee and is new management company, Licensor will endeavor to direct invoices for all amounts incurred or accrued under the License Agreement for periods prior to December 26, 1997 directly to Licensee, c/o Hollywood Park, 1050 South Prairie Avenue, Inglewood, CA 90301, Attention:
  G. Michael Finnigan, and invoices for all amounts incurred or accrued under the License Agreement for periods subsequent to December 26, 1997 to California Casino Management, Inc. at the Hotel. In addition, Licensor will forward to Licensee at the above address an Aged Receivables Report detailing account activity with respect to the Hotel on a monthly basis, on or about the 20th day of each calendar month, to enable Licensee to monitor the payment performance of its management company.
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  4.  Licensee will continue to be responsible with respect to any costs associated with relocation of guests who had confirmed reservations at the Hotel during the period of closure and will either reimburse such guests directly and/or reimburse Radisson for any expenses incurred in that connection or otherwise in responding to the unauthorized closure of the Hotel, in accordance with the applicable provisions of the License Agreement.

  5. Licensee acknowledges and agrees that in the unlikely event that the Crystal Park Casino should at some future date again be caused or required to close, for any reason, the Licensee shall continue the operation of the Hotel (notwithstanding the fact that such operation may be economically unfeasible) until such time as Licensor and Licensee mutually agree, in writing, on whether and under what circumstances a suspension of the License Agreement and closure of the Hotel will be permitted. Voluntary closure under any other circumstances shall constitute an abandonment of the franchise relationship by Licensee under California law, entitling Licensor to terminate the License Agreement forthwith, upon notice, and pursue all remedies available under the License Agreement.

  6. Except as amended hereby, all of the other terms and provisions contained in the License Agreement shall remain in full force and effect and this Amendment and the License Agreement shall be merged and considered one instrument. Licensor hereby rescinds the notice of default previously issued to Licensee and declares the License Agreement to be currently in good standing.

  RADISSON HOTELS INTERNATIONAL, INC.   CRYSTAL PARK HOTEL & CASINO
                                        DEVELOPMENT COMPANY, LLC



  By:  /s/ Brian Stage                  By:  /s/ G. Michael Finnigan
     --------------------------------      --------------------------------
  Print Name:  Brian Stage              Print Name:   G. Michael Finnigan
             ------------------------              ------------------------
  Its:  Executive Vice President        Its:   President
      -------------------------------       -------------------------------

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